Exhibit 4(b)

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of October 18, 2011, among Energy Future Holdings Corp., a Texas corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of October 31, 2007, as supplemented by the Supplemental Indenture, dated as of July 8, 2008, the Second Supplemental Indenture, dated as of August 3, 2009, and the Third Supplemental Indenture dated as of July 29, 2010 (collectively, the “Indenture”), providing for the issuance of the Issuer’s 10.875% Senior Notes due 2017 (the “Senior Cash Pay Notes”) and the Issuer’s 11.250%/12.000% Senior Toggle Notes due 2017 (the “Initial Senior Toggle Notes” and, together with any increases in the aggregate principal amount thereof, or any Related PIK Notes with respect thereto, in each case in connection with any PIK Payment with respect thereto, and together with the Senior Cash Pay Notes, the “Initial Senior Notes”);

WHEREAS, on October 31, 2007, the Issuer issued and sold the Initial Senior Notes;

WHEREAS, the Issuer desires to issue $53,096,000 aggregate principal amount of Additional Senior Toggle Notes on the date hereof (the “Additional Senior Toggle Notes”);

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional Senior Toggle Notes by the Issuer, which Additional Senior Toggle Notes shall be consolidated with and form a single class with the Initial Senior Toggle Notes;

WHEREAS, Section 9.01 of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture at any time after the Issue Date without the consent of any Holder to provide for the issuance of Additional Senior Toggle Notes;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and the Guarantors and to make this Supplemental Indenture valid and binding on the Issuer and the Guarantors have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Additional Senior Toggle Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL SENIOR NOTES. Pursuant to this Supplemental Indenture, the Additional Senior Toggle Notes are hereby designated as “Additional Senior Toggle Notes” under the Indenture, and are being originally issued by the Issuer on the date hereof in an aggregate principal amount of $53,096,000, which shall increase the aggregate principal amount of, and shall be consolidated and form a single series with the Initial Senior Notes. The Additional Senior Toggle Notes issued hereunder shall be treated as a single class with the Initial Senior Notes and the Initial Senior Toggle Notes for all purposes under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Senior Notes” and “Senior Toggle Notes” for all purposes under the Indenture, as supplemented by this Supplemental Indenture, shall include the Additional Senior Toggle Notes. The Additional Senior Toggle Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto. The terms and provisions of the Additional Senior Toggle Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Supplemental Indenture.

3. GUARANTEES. The Guarantors hereby confirm, jointly and severally, that their respective Guarantees as Guarantors under the Indenture shall apply to the obligations of the Issuer under the Additional Senior Toggle Notes as set forth in Article 10 of the Indenture.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. RATIFICATION, CONFIRMATION AND PRESERVATION OF INDENTURE. Except as expressly supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Additional Senior Toggle Notes and this Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors, the Trustee and every Holder of Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

6. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together for all purposes.

7. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder, and the Holders of the Additional Senior Toggle Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Additional Senior Toggle Notes.

8. SUCCESSORS. All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 10.06 of the Indenture.

9. THE TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Issuer and the Guarantors, as applicable, and not of the Trustee.

10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. HEADINGS, ETC. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

12. SEVERABILITY. In case any provision in this Supplemental Indenture or the Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, as Guarantor

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title Treasurer

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, as Guarantor

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

[Form of Face of Senior Toggle Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SENIOR NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: ENERGY FUTURE HOLDINGS CORP., 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411, ATTENTION: GENERAL COUNSEL.

CUSIP 292690AJ4

ISIN US292680AJ41

GLOBAL NOTE

11.250%/12.000% Senior Toggle Notes due 2017

No. 001

ENERGY FUTURE HOLDINGS CORP.

promises to pay to CEDE & CO. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on November 1, 2017.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:                    ,

ENERGY FUTURE HOLDINGS CORP.

By:
Name:
Title:

This is one of the Senior Toggle Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: ,

[Back of Senior Toggle Note]

This Note is one of a duly authorized series of Notes of the Issuer designated as the “11.250%/12.000% Senior Toggle Notes due 2017” (the “Senior Toggle Notes”), originally issued in an aggregate principal amount of $2,500,000,000 on October 31, 2007 under the Indenture referred to below.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Holdings Corp., a Texas corporation (the “Issuer”), promises to pay interest on the principal amount of this Senior Toggle Note at a rate per annum set forth below from October 31, 2007 until maturity. The Issuer will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Senior Toggle Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, which is October 18, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Senior Toggle Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Senior Toggle Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Cash Interest on the Senior Toggle Notes will accrue at a rate of 11.250% per annum and be payable in cash. PIK Interest on the Senior Toggle Notes will accrue at a rate of 12.000% per annum and be payable (x) with respect to Senior Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding global Senior Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) (or, if necessary, pursuant to the requirements of DTC or otherwise, to authenticate new global Senior Toggle Notes executed by the Issuer with such increased principal amounts) and (y) with respect to Senior Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant Record Date and PIK Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant Record Date. Following an increase in the principal amount of the outstanding global Senior Toggle Notes as a result of a PIK Payment, the global Senior Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Senior Toggle Notes issued pursuant to a PIK Payment will mature on November 1, 2017 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Senior Toggle Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued but unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on the Senior Toggle Notes then outstanding up to the Optional Interest Repayment Amount (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” shall mean, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the applicable Senior Toggle Note, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the applicable Senior Toggle Note multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of such Senior Toggle Note, minus (c) $50,000,000.

On May 1, 2017, the Issuer shall repay in full in U.S. Dollars an amount of Senior Toggle Notes equal to $50,000,000. Prepayments of Senior Toggle Notes made pursuant to the preceding sentence shall be made on a pro rata basis based on the aggregate principal amount of Senior Toggle Notes outstanding.

(2) METHOD OF PAYMENT. For any interest payment period after the interest payment period ended on May 1, 2008 and prior to November 1, 2012, the Issuer may, at its option, elect to pay interest on the Senior Toggle Notes:

(i) entirely in cash (“Cash Interest”);

(ii) entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

(iii) on 50% of the outstanding principal amount of the Senior Toggle Notes in cash and on 50% of the outstanding principal amount by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of such interest period; provided that the Issuer shall have been deemed to have timely provided such notice for the interest period ending on November 1, 2011, electing to pay interest on the Senior Toggle Notes entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes. The Trustee shall promptly deliver a corresponding notice to the Holder of this Senior Toggle Note. In the absence of such an election for any interest period, interest on this Senior Toggle Note shall be payable according to the election for the previous interest period. After November 1, 2012, the Issuer will make all interest payments on this Senior Toggle Note entirely in cash.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Senior Toggle Notes as described under Section 3.07 of the Indenture shall be made solely in cash.

The Issuer will pay Cash Interest on the Senior Toggle Notes to the Persons who are registered Holders of Senior Toggle Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Senior Toggle Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of Cash Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Senior Toggle Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Senior Toggle Notes under an Indenture, dated as of October 31, 2007 (as supplemented by the Supplemental Indenture, dated as of July 8, 2008, the Second Supplemental Indenture, dated as of August 3, 2009, the Third Supplemental Indenture, dated as of July 29, 2010, and the Fourth Supplemental Indenture, dated as of October 18, 2011, the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee. This Senior Toggle Note is one of a duly authorized issue of notes of the Issuer designated as its 11.250%/12.000% Senior Toggle Notes due 2017. The Issuer shall be entitled to issue Additional Senior Toggle Notes pursuant to Section 2.01 of the Indenture. The Senior Cash Pay Notes (including any Exchange Notes issued in exchange therefor) and the Senior Toggle Notes issued under the Indenture (including any Exchange Notes issued in exchange therefor) (collectively, referred to herein as the “Senior Notes”) are separate series of Senior Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Senior Toggle Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Toggle Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Toggle Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer shall not be entitled to redeem the Senior Toggle Notes at its option prior to November 1, 2012.

(b) At any time prior to November 1, 2012, the Issuer may redeem all or a part of the Senior Toggle Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Senior Toggle Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Senior Toggle Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of Senior Toggle Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after November 1, 2012, the Issuer may redeem the Senior Toggle Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Senior Toggle Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Senior Toggle Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Toggle Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2012	105.625%
2013	103.750%
2014	101.875%
2015 and thereafter	100.000%

(d) Prior to November 1, 2010, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all Senior Toggle Notes at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Toggle Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of the Initial Senior Toggle Notes and any Additional Senior Toggle Notes issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding Senior Toggle Notes, the Trustee shall select the Senior Toggle Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. Except as set forth under “Interest,” the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Toggle Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Senior Toggle Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC. Senior Toggle Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Senior Toggle Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Senior Toggle Notes or portions thereof called for redemption.

(8) [Intentionally omitted]

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Toggle Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Senior Toggle Notes may be registered and Senior Toggle Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Toggle Notes or portion of Senior Toggle Notes selected for redemption, except for the unredeemed portion of any Senior Toggle Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Senior Toggle Notes for a period of 15 days before a selection of Senior Toggle Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Senior Toggle Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Senior Toggle Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Senior Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Senior Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Senior Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Senior Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

(13) AUTHENTICATION. This Senior Toggle Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) [Reserved]

(15) GOVERNING LAW. THE INDENTURE, THE SENIOR TOGGLE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Senior Toggle Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Toggle Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Energy Future Holdings Corp.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

or

Facsimile No.: (214) 812-4097

Attention: Treasurer

ASSIGNMENT FORM

To assign this Senior Toggle Note, fill in the form below:

(I) or (we) assign and transfer this Senior Toggle Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this
Senior Toggle Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Senior Toggle Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $53,096,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian